LIMITED POWER OF ATTORNEY

 I, Ravichandra K. Saligram, hereby authorize and designate

 Matthew R. Broad and Susan Wagner-Fleming, each acting

 individually, my true and lawful attorneys in fact, to

 execute and file with the Securities and Exchange Commission and New York Stock Exchange any Form 3, Form 4 and Form 5

 under Section 16 of the Securities Exchange Act of 1934,

 from time to time to the extent such execution and filing

 may be necessary in order to comply with the requirements

 of Section 16 and the regulations thereunder.

 This instrument shall be interpreted as a limited power

 of attorney, and the rights and powers granted are expressly limited to the rights and powers described herein.

 The rights and powers granted in this instrument shall

  remain in full force and effect until I give notice to

 the attorneys in fact named above, in writing, that the

 power is terminated or 12 months after I cease to be an

 executive officer of OfficeMax Incorporated.

Dated:   October 13, 2010

/s/ Ravichandra K. Saligram